SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C. 20509

                            FORM 8-K-A1

                         CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                        December 15, 1998
                         Date of Report
               (Date of Earliest Event Reported)

                        VITRISEAL, INC.
     (Exact Name of Registrant as Specified in its Charter)

       Nevada                         2-99110-NY             11-2751537
(State or other juris-          (Commission File No.)       (IRS Employer
diction of incorporation)                                    I.D. No.)

                   12226 South 1000 East, Suite 9
                      Draper, Utah 84020
            (Address of Principal Executive Offices)

                        (801)553-8785
             Registrant's Telephone Number

                  A.X.R. Development Corporation, Inc.
                       9005 Cobble Canyon Lane
                             Sandy, Utah 84093
         (Former Address of Principal Executive Offices)

Item 1.   Changes in Control of Registrant.

         (a) On December 15, 1998, the Registrant and Dancor, Inc., a Delaware corporation ("Dancor"), executed an Agreement and Plan of Reorganization (the "Plan") as outlined in the Letter of Intent between the Registrant and Dancor dated December 14, 1998 (see the 8-K Current Report dated December 15, 1998,
Item 7, which has been previously filed with the Securities and Exchange Commission and which is incorporated herein by reference), whereby the Registrant, subject to the approval of persons owning not less than 80 percent of outstanding voting securities of Dancor, would acquire a controlling interest in Dancor, and Dancor would become a majority owned subsidiary of the Registrant.

          The initial offer in a stock for stock exchange was made only to "accredited investors" and the first 35 non-accredited investors who executed and delivered a copy of the Plan. As of the closing on March 18, 1999, Dancor stockholders representing 16,636,464 of the 19,500,000 shares to be issued under the Plan (approximately 85% of the Dancor stockholders shares) had executed and delivered the Plan. It is the intention of management to continue to attempt to acquire 100% of the outstanding voting securities of Dancor, on the same terms and conditions afforded the Dancor stockholders who have already become party to the Plan.

         The Plan was also adopted, ratified and approved by the Board of Directors of the Company by unanimous written consent in accordance with the Bylaws of the Registrant and the Nevada Revised Statues.

          The former principal stockholders of the Registrant and their percentage of ownership of the outstanding voting securities of the Registrant prior to the completion of the Plan were: David C. Merrell, former President and Director, owned 515,217 shares of the Registrant (51.5%); Corie
Merrell, former Secretary/Treasurer and Director (and wife of David C. Merrell), owned no shares of the Registrant; and Joe K. Johnson, a stockholder of the Registrant and a finder in the transaction, owned 184,783 shares of the Registrant (including the 150,000 shares registered on Form S-8 which are referred to in the following paragraph).

          The pre-Plan outstanding shares were 1,000,000 (including 150,000 shares registered on Form S-8 of the Securities and Exchange Commission, the issuance of which was conditioned upon the completion of the Plan; taking into account the 16,636,463 shares of "restricted securities" issued under the Plan, there are currently 17,636,464 shares of common stock of the Registrant issued and outstanding.

          The source of the consideration used by Dancor and the stockholders to acquire their respective interests in the Registrant was the exchange of 100% of the outstanding common stock of Dancor pursuant to the Plan.

          The basis of the "control" by the Dancor stockholders is stock ownership or positions held. Pursuant to the Plan, the then members of the Board of Directors and executive officers resigned, in seriatim, and the persons named in paragraph (b) below were designated to serve as directors and executive officers of the Registrant, until the next respective annual meetings of the stockholders and directors of the Registrant or until their prior resignations or terminations.

         (b) To the knowledge of management and based upon a review of the stock ledger maintained by the Registrant's transfer agent and registrar, the following table sets forth the beneficial ownership of persons who own more than five percent of the Registrant's common stock as of the date hereof, and the share holdings of new management, to wit:

Name                            Shares Owned                 %

Culley W. Davis                      55,836                 .003%
Pinnacle Enterprises, Ltd.*       1,729,464                9.80%
T-6G, Ltd.                        3,173,376               17.99%
Daniel L. Corbin                  1,410,375                8.00%
John W. Nagel                         --0                     0%
Bruce H. Haglund,                   198,336                1.12%
Dennis A. Repp                      321,000                1.82%

Officers and Directors
Collectively

     *  Culley W. Davis, as the President of Pinnacle Enterprises,
        Inc., has sole voting and investment power with respect to the shares owned by Pinnacle Enterprises, Ltd; Culley W. Davis personally owns 55,836 (.003%) which are not included in this number.

Item 2.   Acquisition or Disposition of Assets.

          See Item 1 of this Report. The consideration exchanged under the Plan was negotiated at "arms length" between the directors and executive officers of the Registrant and Dancor, and the members of the Board of Directors of the Registrant used criteria used in similar proposals involving the Registrant in the past, including the relative value of the assets of the Registrant; its present and past business operations; the future potential of Dancor; its management; and the potential benefit to the stockholders of the Registrant. The members of the Board of Directors determined in good faith that the consideration for the exchange was reasonable, under these circumstances.

         No director, executive officer or person who may be deemed to be an "affiliate" of the Registrant had any direct or indirect interest in Dancor prior to the completion of the Plan, except Joe K. Johnson, who owned
18,000 shares of Dancor, and who will receive 54,000 of the Registrant's "restricted securities" issued under the Plan.

                   DESCRIPTION OF THE BUSINESS

The Company

          The Company has developed, tested and patented a proprietary coating technology which it has named VitrosealTM, "The Optimal Clear Coating Process."

          The Company intends to engage in licensing, joint ventures and the sale of rights to this product to strategically selected coatings manufacturers. The Company plans to earn a reputation in the coatings industry for excellent clear coating technology, aggressive technology development, strong legal support and savvy business management. Through development of these qualities, the Company believes it will be in position to directly license its technology to leading manufacturers in the coatings industry.

Product

          The Company's patented process, VitrosealTM, makes clear, protective and environmentally friendly coatings. The technology has the promise of being a major breakthrough in the industrial coatings market. Key benefits of VitrosealTM include:

  Exceptional Coating Performance:
       _ excellent surface adhesion,
       _ optimal hardness (4H pencil hardness), _ excellent brightness (water white),
       _ excellent film flexibility,
       _ versatile applicability to a wide variety of metals, _ chip resistance,
       _ low film weight,
       _ corrosion resistant,
       _ high dielectric strength, and
       _ thermal cycling resistance.

  Low Cost:
       _ raw material costs at 80% less than conventional coatings, _ heat cure compatible with existing equipment, _ no environmental control costs, and _ fast cure to full hardness for faster manufacturing production lines.

  Environmental Compliance:
       _ waterborne,
       _ no volatile organic compounds (VOCs),
       _ no isocyanates,
       _ no lead,
       _ no chromates,
       _ no cadmium,
       _ no chlorine or chloro-compounds,
       _ no formaldehyde, and
       _ ingredients "generally regarded as safe" by the FDA for food contact.

          During the past two years, the Company has expended over $1,500,000 on research and development of the characteristics, qualities and uses of its VitrosealTM technology and its others products and processes.

Industry

          Coatings are used in virtually every manufacturing industry to protect, preserve and enhance a wide variety of products. Commonly coated products are found in the transportation, container, metals, wood and non-wood furniture, equipment, appliance, paper and machinery industries. Because the coatings industry is so vast, it is generally a profitable and financially stable industry.

          The U.S. OEM coatings market consists of thousands of manufacturers in the United States who buy and use hundreds of different types of coatings. Some product sectors, such as military coatings or powder coatings, contain few coatings suppliers who heavily dominate the market niche. Other product sectors, such as appliance, wood and metal coatings, have many suppliers, most of whom have small shares of the market. Du Pont, PPG Industries, Morton International, Valspar, Akzo Nobel and BASF are all companies that can be considered giants of the U.S. OEM coatings market. The coating manufacturers compete aggressively on quality, technological excellence, price and changing industry trends. Recent major market trends in the industry include the search for environmentally friendly coatings, for less expensive organic chemical raw materials and for more durable coatings.

          The need for more environmentally friendly coatings is an issue that the entire U.S. coatings industry must face. Many OEMs have met current environmental emissions standards by using incinerators to burn volatile organic compounds (VOCs) emitted during the application and curing of coatings. Increasing environmental regulation, however, is creating a need for products that do not emit VOCs. Many manufacturers are turning from solvent-based coatings to other technologies such as waterborne, high-solids, powder and UV-cured coatings to cope with the more stringent environmental regulations. Each of these relatively new technologies has its own unique requirements for application and curing, along with limitations, but each provides an alternative to the traditional solvent-based coatings that are coming under increased scrutiny and regulation.

          Rising end-product quality expectations, due to rising product prices, are driving consumers and corporate customers to expect more durable coatings from coatings manufacturers. These obstacles are forcing significant and fundamental changes in the coatings industry and every aspect of the design, manufacture and application of coatings.

          The recent changes in the coatings industry have created tremendous opportunities, as exemplified by the increased demand for powder coatings. Powder coatings are considered by many to be an environmentally friendly alternative. These coatings contain no solvents and emit very low VOCs while providing significant chip and mar resistance. Powder coatings have become the fastest growing finishing technology in North America, currently representing more than 10% of the total coatings market. Most of this growth has been in the last six to seven years.

          Powder coatings do not produce an attractive, smooth finish; and are not generally used on surfaces where appearance is highly valued. For example, the automotive industry does not use powder clear coats on the exterior of automobiles. The industry is, nevertheless, conducting a great deal of research on powder coatings to overcome the technology's inability to produce a smooth surface with an even thickness. The increased use of and research in powder coatings is an indication of the changing environment in the coatings industry, and it shows the immense opportunities present in todays market.

Market Opportunities

          Market opportunities in the coatings industry are enormous and encompass a wide variety of areas. Recently passed environmental regulations, escalating costs of organic chemical raw materials, heightened expectations for performance and increased demand for all types of coatings have forced the industry to search for new technologies to answer the toughest question it faces - whether the industry can find a coating that simultaneously provides high performance, low cost and environmental friendliness. These external conditions acting on the industry are causing an internal industry revolution which is creating tremendous market opportunities.

          Because the coatings industry encompasses so many different types of customers, a variety of market opportunities exist for new market entries.
The transportation segment is key to the OEM coatings market. This segment yields the highest amount of revenue and sets the pace for the rest of the industry. It has been said that where the transportation coatings segment goes, the rest of the product coatings industry follows. This segment is presently under strong pressure to make fundamental changes in the coatings it uses. Unrelenting environmental control regulations and customer expectations that climb in synch with new-car prices are driving the industry to change.

          The Company's ability to enter the industry will be facilitated through strategic alliances with sound companies already successfully serving as suppliers to specific market segments, i.e., wheel coaters, coatings manufacturers and "tier 1" automotive O.E.M. suppliers. The Company's markets will be continually expanded through ongoing research and development to produce additional proprietary technologies, improve application knowledge and verify by continued testing that the coatings meet user specifications.

Market Analysis

          To gain strong industry insight, the Company has purchased and commissioned a series of market studies by Frost & Sullivan, a firm recognized for its specialization in coatings industry analysis and forecasting. Based on their findings, the Company has estimated the world OEM coatings market in 1995 to be $7.22 billion, with shipments of approximately 560 million gallons of coating product. The U.S. dominates the world market in coatings production, exporting 20 to 28 times what it imports, in revenue dollars. The five largest export markets, in descending order, are Canada, Mexico, Japan, Hong Kong and the United Kingdom.

          The 1995 U.S. OEM coatings market was estimated at $4.25 billion, and the market is projected to grow steadily through the year 2000 at a compound annual growth rate of 5.2%, or to $5.44 billion. The largest and fastest growing segment is transportation, which represents 38% of the U.S. market, or $1.6 billion. The segment is expected to grow at a rate of 5.5% through 2000, or to $2.1 billion. This segment also commands the highest revenue per equivalent gallon of coating sold at $21.02/gallon. Other major segments of the industry include metal and container, wood and non-wood, appliance and machinery and paper, representing 27%, 21%, 12%, and 2% of the U.S. market, respectively.

          The major market segments which make up the coatings industry are very broad and encompass many manufacturing processes that make only limited use of clear coats. Clear coatings, however, are generally the final appearance coating and command the highest price in the coatings market. Because each coating has unique uses, generalizations about market segments can not be used as solid quantitative bases for understanding the market potential for clear coats within the segments, and do not suggest a simple direction for introduction of a breakthrough clear coat technology. To gain stronger insight into the market for clear coat technology and to create realistic estimates of market potential, the Company has gone further into these segments to identify markets in which clear coats are heavily used in manufacturing. Based on Frost & Sullivan market data and the Company's understanding of the coatings industry, the Company has selected key markets
for pursuit.   The markets that the Company will concentrate on during the nest few years includes: automotive wheel, OEM automotive and specialty and metal finishers.

          The automotive wheel market consists of both after market and OEM wheel manufacturers. The Company will begin by targeting after market wheel coaters and makers, a market that has low barriers to entry and is actively seeking value-added technologies such as VitrosealTM. Simultaneously, the Company will work to overcome entry barriers in OEM wheels, which are higher due to the need to demonstrate that VitrosealTM meets the specifications of OEM automotive manufacturers. The Company believes that success with after market wheel manufacturers and laboratory verification of VitrosealTM compliance to OEM wheel specifications will quickly overcome barriers in the OEM wheel market and will lead to rapid adoption of the VitrosealTM process. The strategy behind the Company's choice is to initially move into a market that will generate quick cash flow for the Company, while it works to overcome barriers in larger more sophisticated market niches that will take greater time to penetrate.

          The Company's decision to enter the automotive wheel market now is an important strategic move because it will act as a proving ground for the Company to demonstrate the benefits of the technology, develop name recognition and establish a track record for performance, all of which will be key elements for overcoming barriers in the larger OEM automotive market. The Company has chosen to enter the transportation segment because it possesses characteristics that suggest strong opportunities for profitable licensing and business relationships. Among these key characteristics are the following: The segment is the most responsive to competitive threats;
it typically leads the industry in technology adoption; and revenue per gallon of transportation coatings is the highest in the coatings industry.

Research and Development

          In January 1997, the Company retained the services of Hamlin M. Jennings, Ph.D., a professor at Northwestern University, as an independent contractor on a month-to-month basis as a technical specialist for Dancor, to perform development work to enable VitrosealTM to be sufficiently elastomeric or flexible for commercialization, and research the properties of VitrosealTM and prior art to develop a scientific explanation of the VitrosealTM process. The Company believes Dr. Jennings research will provide the Company with additional research findings enabling the Company to more effectively market the VitrosealTM technology.

Insurance

          The Company has obtained a general liability insurance policy and believes that the insurance in place will be adequate for the Company's anticipated immediate and near future needs.

Employees

          At present, the Company has a full-time staff of one salaried employee and one part-time employee. None of these employees is represented by a labor union. The Company considers its relations with its employees to be excellent.

Properties

          The Company entered into a one year lease in March 1999 for a primary business office located at 1101 Dove Street, Suite 235, Newport Beach, California, containing approximately 720 square feet with a monthly rental of $1,188. The Company believes it has a good relationship with the Landlord and can remain in the facility for the term of the lease.

          The Company also recently entered into a one year lease in March 1997, for a research facility located at 1801 Maple Avenue, Evanston, Illinois, containing approximately 700 square feet with a monthly rental of $1,167. Currently the Company continues to rent the space on a month to month basis. The research facility was opened to provide Dr. Jennings with necessary research space close to his home and full time work.

Legal Proceedings

          The Company has no pending or threatened litigation.

             DIRECTORS, OFFICERS AND SIGNIFICANT EMPLOYEES

          The following individuals are the directors, nominees to become directors, officers and significant employees of the Company along with their age, capacity and terms of office:

Name                  Title/Position                          Age

Culley W. Davis        Chairman of the Board, CEO, Director    43
Daniel L. Corbin       President, Director                     43
Dennis A. Repp         Director                                59
John W. Nagel          Chief Financial Officer, Director       58
Bruce H. Haglund, Esq. Secretary, Director                     47

Culley W. Davis

          Mr. Davis became the chairman, CEO and a director at the time of the acquisition and he has been the Chairman of the Board, the Chief Executive Officer, and a Director of Dancor since its formation in April 1992. He is also President and a Director of Pinnacle Enterprises, Inc., and the general partner of Pinnacle Enterprises, Ltd., a California Limited Partnership. Mr. Davis has specialized in real estate development and new business start-ups, acquisitions, mergers, restructuring and initial public stock offerings. He has over 17 years experience with extensive business organization, financing and leadership skills in arranging private placements, structuring transactions, conducting negotiations, organizing public relations and providing sales and management strategies for domestic and international operations. He has co-founded or founded several corporations and served as their presidents. As President and co-founder of Vencor International, Inc., he was one of the key people responsible for merging and taking the company public on the OTC market in 1987. Mr. Davis has held leadership positions and been an officer, director, or general partner in several entities.

          In May 1996, Mr. Davis entered into a stipulation for judgment and permanent injunction (the "Injunction") with the Department of Finance of the State of Idaho (the "State") in connection with a complaint (the "Complaint") filed by the State alleging that Mr. Davis violated provisions of the Idaho Securities Act. In accordance with the Injunction, Mr. Davis paid a $50,000 fine to the State and was permanently enjoined from violating the Idaho Securities Act, from offering or selling unregistered securities in Idaho, and from transacting securities business in Idaho without applicable securities licenses.

Daniel L. Corbin

          Mr. Corbin became President and a director of the Company at the time of the acquisition, and has been the President and a Director of Dancor since its formation in April 1992. He was the founder, and from 1980 until 1984, the President of Snuggles Corporation, a California-based private company. He patented and developed the world's first form fitted reusable cloth infant/adult diaper with Velcro . In 1984, he merged Snuggles with Vencor International, Inc. and was one of the key individuals responsible for taking the company public on the OTC market in 1987. More recently, Mr. Corbin acquired a controlling interest in "Fins and Flippers," a privately-held California retail sales corporation. Mr. Corbin has also had extensive experience in organization and management development as the Marketing Director for Press Steel Corporation, and from 1979 to 1980, as Vice President of Sales for American Data Industries. For the last four years, Mr. Corbin has analyzed and evaluated the sales and business opportunities in the worldwide coatings industry and initiated the acquisition of the VitrosealTM technology for the Company.

Dennis A. Repp

          Mr. Repp became a director of the Company at the time of the acquisition and has been a Director of Dancor since May 1996. He has been a business consultant and private investor since 1980. Through the years, he has also founded several companies, primarily in the computer and electronics field, and provided continuing service to these companies through board membership. Prior to 1980, Mr. Repp served as the President of Union Bank's venture capital subsidiary. He has also previously managed the venture capital investments for Allstate Insurance Company. Mr. Repp holds an M.S. degree in economics and an M.B.A. degree in finance.

John W. Nagle

          Mr. Nagel became the CFO and a director of the Company at the time of the acquisition and has been the CFO and a director of Dancor since September 1998. From 1988 to August 1998, Mr. Nagel served as Director of Finance for WVUE Television of New Orleans, Louisiana. During the period of 1983 to 1988, he was operator and part owner of several franchised ice cream parlors. From 1980 to 1983, Mr. Nagel held positions in administration and management for The Nautilus Group, Inc., a poultry incubation equipment manufacturer and portable electronic stage lighting system manufacturer. From 1968 to 1980, Mr. Nagel worked for Arthur Anderson
& Co. in numerous capacities relating to consulting for the design and implementation of computer-based management information systems. He served as an officer in the U.S. Navy Supply Corps from 1962 to 1966.
Mr. Nagel was awarded his M.B.A. degree from Harvard University and his B.S. degree in accounting from Ohio State University.

Bruce H. Haglund, Esq.

          Mr. Haglund became the Secretary and a director of the Company at the time of the acquisition and has served as the Secretary of Dancor since September 1998. Mr. Haglund has practiced law in Orange County, California since 1980. Mr. Haglund is a principal in the law firm of Gibson, Haglund & Johnson in Orange County, California, where he has been engaged in the private practice of law since 1980. He is member of the Board of Directors of Santa Barbara Restaurant Group, Inc. and the Secretary of Metalclad Corporation, a public company whose stock is traded on the NASDAQ Small Cap Market. Mr. Haglund is also the Secretary and a member of the Board of Directors of Aviation Distributors, Inc. and Renaissance Golf Products, Inc., public companies whose stock is traded on the OTC/BB. He is a graduate of the University of Utah College of Law.

Item 3.   Bankruptcy or Receivership.

          None; not applicable.

Item 4.   Changes in Registrant's Certifying Accountant.

          None; not applicable.

Item 5.   Other Events.

          On January 19, 1999, the Company filed a Certificate of Amendment to the Articles of Incorporation changing the name of the Company to "VitroSeal, Inc." On February 18, 1999, the Company filed another Certificate of Amendment to the Articles of Incorporation changing the name to "VitriSeal, Inc."

Item 6.   Resignations of Registrant's Directors.

         See Item 1.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

      (a) Financial Statements of Business Acquired.

          Audited financial statements of Dancor are currently being prepared, and will be filed with the Securities and Exchange Commission as an amendment to this Report on or about June 1, 1999, which is 75 days after the completion of the Plan on March 18, 1999.

      (b) Pro Forma Financial Information.

          Pro Forma financial statements, taking into account the completion of the Plan, are being prepared and will be filed on or before June 1, 1999, which is 75 days after the completion of the Plan on March 18, 1999.

      (c) Exhibits.

              3.1 Certificate of Amendment to the Articles of Incorporation of Advanced Coating Technologies, Inc. changing the name to VitroSeal, Inc.

              3.2 Certificate of Amendment to the Articles of Incorporation of VitroSeal, Inc. changing the name to VitriSeal, Inc.

             10        Plan of Reorganization between VitriSeal, Inc.
                       and Dancor, Inc. dated March 18, 1999
                                  Exhibit A-List of Dancor Shareholders and number of VitriSeal Shares
                                  Exhibit B-Letter of Intent
                                  Exhibit C-Schedule of Option Holders
                                  Exhibit D-Schedule of Exceptions
                                  Exhibit E-Schedule of Patents
                                  Exhibit F-Bank Account Information
                                  Exhibit G-VitroSeal Exceptions
                                  Exhibit H-VitroSeal Financial Statements
                                            including 10-QSB for the Quarter
                                            ended September 30, 1998 and 10-
                                            KSB for the Year ended December
                                            31, 1997
                                  Exhibit I-VitriSeal Bank Accounts
                                  Exhibit J-VitriSeal Form of Power of
                                            Attorney

            99                    Press Release regarding same dated March 18,
                                  1999

Item 8.   Change in Fiscal Year.

          None; not applicable.

                               SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                               VITRISEAL, INC.

    Date: 4/2/99                  By:/s/Daniel Corbin
         ---------                --------------------------------------
                                  Daniel Corbin
                                  President and Director


    Date: 4/2/99                  By:/s/John W. Nagel
         ---------                --------------------------------------
                                  John W. Nagel
                                  Chief Financial Officer and Director


    Date: 4/2/99                  By:/s/Bruce H. Haglund
         ---------                --------------------------------------
                                  Bruce H. Haglund, Esq.
                                  Secretary and Director


    Date: 4/2/99                  By:/s/Culley W. Davis
         ---------                --------------------------------------
                                  Culley W. Davis
                                  Chairman of the Board
                                  Chief Executive Officer and Director


    Date: 4/2/99                  By:/s/Dennis A. Repp
         ---------                --------------------------------------
                                  Dennis A. Repp
                                  Director